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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): October 13, 2000


                              Greater Bay Bancorp
            (Exact name of registrant as specified in its charter)



           California                            77-0387041
(State or other jurisdiction of                 (I.R.S. employer
 incorporation or organization)                  identification number)


                       Commission file number:  0-25034


                            2860 West Bayshore Road
                          Palo Alto, California 94303
             (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (650) 813-8200
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Item 5.  Other Events.

      On October 13, 2000, Greater Bay Bancorp (the "Registrant") consummated its acquisition of Bank of Petaluma ("BOP") pursuant to an Agreement and Plan of Reorganization, dated as of March 21, 2000 (the "Agreement"), providing for the merger of DKSS Corp. ("Newco"), a wholly owned subsidiary of the Registrant, with and into BOP (the "Merger"). As a result of the Merger, BOP became a wholly owned subsidiary of GBB.

      In accordance with the Agreement, former shareholders of BOP received
0.5731 shares (pre-split) of the Registrant's common stock in exchange for each of their shares of BOP common stock. The Merger was accounted for as a pooling of interests. The exchange ratio will be adjusted to reflect the Registrant's two-for-one stock split effective October 4, 2000, to be distributed October 18, 2000.

      The Registrant issued a press release announcing completion of the Merger on October 16, 2000, a copy of which is attached hereto as Exhibit 99.1.

      For a more detailed discussion of the terms and conditions of the Agreement and the Merger, reference is made to the Registrant's Registration Statement on Form S-4 (Registration No. 333-40238) filed with the Securities and Exchange Commission on June 27, 2000, as amended by Amendment No. 1 thereto filed with the Securities and Exchange Commission on August 8, 2000, incorporated herein by this reference.

Item 7.  Financial Statements and Exhibits.

Exhibits
--------

2.1 Agreement and Plan of Reorganization, dated as of March 21, 2000, by and among Greater Bay Bancorp, DKSS Corp. and Bank of Petaluma (incorporated by reference from the Registrant's Current Report on Form 8-K filed March 22, 2000)

99.1  Press Release issued October 16, 2000

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Greater Bay Bancorp
                                         (Registrant)



Dated: October 16, 2000               By    /s/ Linda M. Iannone
                                            --------------------
                                            Linda M. Iannone
                                            Senior Vice President and General
                                            Counsel

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                                 Exhibit Index
                                 -------------

2.1 Agreement and Plan of Reorganization, dated as of March 21, 2000, by and among Greater Bay Bancorp, DKSS Corp. and Bank of Petaluma (incorporated by reference from the Registrant's Current Report on Form 8-K filed March 22, 2000)

99.1  Press Release issued October 16, 2000

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